Exhibit 10.1

                       STANDARD FORM OF PERFORMANCE UNIT
                                GRANT AGREEMENT


                       WAUSAU-MOSINEE PAPER CORPORATION
                           2000 STOCK INCENTIVE PLAN

                          GRANT OF PERFORMANCE UNITS


      Grant Agreement made as of ___________________ (the "Date of Grant") between Wausau-Mosinee Paper Corporation, a Wisconsin corporation with its principal place of business at Mosinee, Wisconsin (the "Corporation"), and _______________ (the "Grantee") to evidence the Grant set forth herein under the terms of the Wausau-Mosinee Paper Corporation 2000 Stock Incentive Plan (the "Plan").

1. GRANT OF PERFORMANCE UNITS AND DIVIDEND EQUIVALENTS. The Corporation hereby awards the Grantee a Grant of ___________ Performance Units (the "Units") and the related Dividend Equivalents specified in Section 2, each upon the terms and conditions of this Grant Agreement and the Plan, including those of the Plan hereinafter stated.

2. DIVIDEND EQUIVALENTS. On each date on which (a) the Units granted pursuant to this Agreement have not become vested or have not been forfeited pursuant to Section 3, and (b) the Company pays a cash dividend to holders of Common Stock (each, a "Dividend Payment Date"), an additional number of whole and fractional Units ("Additional Units") will be credited to the Grantee in an amount determined by dividing (x) the aggregate cash dividends which would have been paid on the number of shares of Common Stock (a "Share") into which the Units then credited to the Grantee under this Grant would be converted upon vesting on the basis of one Share per Unit, by (y) the Fair Market Value of a Share on such Dividend Payment Date. All Additional Units so credited shall be subject to the same terms and conditions as the Units granted pursuant to
Section 1 and such Additional Units shall be forfeited in the event that the Units granted pursuant to Section 1 are forfeited. Additional Units, once credited to Grantee pursuant to this Section 2, shall be referred to as "Units."

3. VESTING. Subject to the terms and conditions of this Grant Agreement, the Units shall vest, and the restrictions with respect to the Units shall lapse, only upon attainment of each of (a) the Corporation's financial performance goals specified in Section 3.1, and (b) completion of the service specified in Section 3.2. In the event any one or more of such conditions is not satisfied, or if the Grantee shall incur a Termination of Service for Cause, the Grantee's rights to the Units (including all Units derived from Additional Units) and this Grant shall be immediately and irrevocably forfeited.

3.1 FINANCIAL PERFORMANCE OF THE CORPORATION. The condition to vesting based on the Corporation's financial performance shall be satisfied on the date of the report of the Corporation's independent auditors on the consolidated
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financial statements of the Corporation for the fiscal year ended December 31,
______, as to the percentage of Units subject to this Grant specified below if, but only if, the Corporation's Return on Capital Employed ("ROCE"), as determined by such consolidated financial statements, equals or exceeds the corresponding Threshold ROCE specified below:

                  Percentage of Units
                 As To Which Condition             Threshold
                On Vesting is Satisfied              ROCE
                        ______                       ____

For purposes of this Grant, the term "Return on Capital Employed" for the fiscal year ending December 31, _____ (the "Fiscal Year") shall mean that percentage determined by dividing (a) the Corporation's net earnings before interest and taxes for the Fiscal Year, by (b) the average monthly amount (determined as of the last day of each month) of the sum of (1) the excess of the Corporation's current assets over its current liabilities, and (2) the Corporation's plant, property and equipment; provided, however, that such amounts shall be determined in accordance with the meaning of such terms under generally accepted accounting principles as applied by the Corporation in its audited financial statements for the Fiscal Year.

3.2 MINIMUM SERVICE REQUIRED. The condition to vesting based on the Grantee's continued service shall be satisfied only if the Grantee has not incurred a Termination of Service on or before December 31, ______, except in case of a Termination of Service by reason of the Grantee's death, Disability, or Retirement, or, to the extent provided in Section 12.1 of the Plan, a Change in Control of the Corporation.

4. NO SHAREHOLDER RIGHTS. The Units evidenced by this Grant Agreement do not and shall not entitle Grantee to any rights of a shareholder of Common Stock. The rights of Grantee with respect to the Units shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Units lapse, in accordance with
Section 3.

5. CONVERSION OF UNITS, ISSUANCE OF COMMON STOCK OR CASH. Upon satisfaction of all conditions to vesting set forth in Section 3, the Committee shall, in its sole discretion, direct the Corporation to deliver, with respect to each Unit so vested, a certificate representing one Share, cash equal to the Fair Market Value of one Share, or any combination of the two; provided, however, that any fractional Unit shall be paid in cash. Payment shall be made as soon as practicable following the satisfaction of all conditions to the vesting of such Units. In no event, however, shall the Corporation be obligated to deliver any certificates for Shares prior to the fulfillment by it of any listing obligations with respect to the Shares on any exchange or over-the-counter market or the registration or qualification of the Common Stock under any federal or state securities laws which the Corporation deems advisable.

6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If the Common Stock is changed into a greater or lesser number of Shares as a result of a stock dividend, stock split-up, or combination of Shares, then the number of Units to which this Grant relates shall be proportionately increased or decreased to give effect to the change as provided for in Section 3.4 of the Plan. In the event of any other change in the Common Stock or change in the capitalization of the Corporation, the Committee may make such changes in the terms of this Grant as provided for in Section 3.5 of the Plan.
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7.    RESTRICTION ON TRANSFER.  The Units and any rights under this Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by Grantee other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation, or other disposition shall be void and unenforceable against the Corporation.

8. TAX MATTERS. In order to comply with all applicable federal or state tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income, or other taxes, which are the sole and absolute responsibility of Grantee, are withheld or collected from Grantee. In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, to the extent the Committee has not elected to withhold any payments which it has otherwise elected to make in cash to Grantee pursuant to Section 5 in settlement of this Grant, Grantee shall satisfy Grantee's federal and state income tax withholding obligations arising from the vesting of the Units, by delivering a check payable to the Corporation in the amount of such taxes.

9. SHARES AS INVESTMENT. If not registered by the Corporation under the Securities Act of 1933 (the "Act"), the Shares acquired pursuant to this Grant will be "restricted" stock which will not be freely transferable by the holder. The Grantee, for himself and any successor in interest of the Grantee, accordingly represents and acknowledges, as a condition of this Grant, that (a) Shares which are unregistered under the Act will be acquired for the Grantee's (or Grantee's successor's) own account for investment only and not with a view to offer for sale or for sale in connection with the distribution or transfer thereof, and (b) that the certificates representing Shares which have not been registered pursuant to the Act will bear a legend as to such restrictions on transfer.

10. EMPLOYMENT. This Grant Agreement does not constitute a contract of employment between the Corporation or any subsidiary of the Corporation and the Grantee and it shall not affect the right of the Corporation or any present or future subsidiary of the Corporation to terminate the employment of the Grantee, with or without cause, at any time.

11. CONSTRUCTION AND DEFINITIONS. This Grant Agreement is subject to and shall be construed in accordance with the terms of the Plan which are explicitly made applicable to this Grant Agreement and incorporated by this reference. Unless otherwise defined, all terms used in this Grant Agreement, when capitalized, have the same meaning as such terms are defined in the Plan and each such definition is hereby incorporated by this reference. This Agreement incorporates by reference all the terms, conditions and limitations set forth in the Plan, and in the event of any conflict between the provisions of this Grant Agreement and the Plan, the provisions of the Plan shall govern.

12. GOVERNING LAW. This Grant Agreement shall be governed by the internal laws of the State of Wisconsin without reference to the principles of conflicts of law.

13. BINDING EFFECT. This Grant Agreement shall be binding upon and inure to the benefit of the Corporation and the Grantee and their successors.
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      IN WITNESS WHEREOF, the Corporation has caused this Grant Agreement to be signed by its officer, thereunto duly authorized, and the Grantee has acknowledged acceptance of this Grant in accordance with the terms of this Grant Agreement and the Plan, all as of the Date of Grant.

GRANTEE                             WAUSAU-MOSINEE PAPER CORPORATION



______________________________      By:______________________________________
______________________________
                                           As its